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                                                                      EXHIBIT 21


                           PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Tennessee National Corporation ("FTNC") and information on an unconsolidated entity at December 31, 2000. Each subsidiary is 100% owned by its immediate parent, except as described below in note (3), and all are included in the Consolidated Financial
Statements:

                                                                   Type of Ownership        Jurisdiction of
                 Subsidiary                                        by FTNC                  Incorporation
                 ----------                                        -----------------        ---------------
Cleveland Bank & Trust Company                                     Direct                   Tennessee
First National Bank of Springdale                                  Direct                   United States
First Tennessee Bank National Association (1)                      Direct                   United States
   Check Consultants, Incorporated                                 Indirect                 Tennessee
         Check Consultants Company of Tennessee, Inc.              Indirect                 Tennessee
   Community Leasing Corporation*                                  Indirect                 Tennessee
   Community Money Center, Inc.*                                   Indirect                 Tennessee
   East Tennessee Service Corporation*                             Indirect                 Tennessee
         Upper East Tennessee Insurance Agency*                    Indirect                 Tennessee
   Federal Flood Certification Corporation                         Indirect                 Texas
   First Express Remittance Processing, Inc.                       Indirect                 Tennessee
   First Funds, Inc.*                                              Indirect                 Tennessee
   First Horizon Insurance Services, Inc.                          Indirect                 Tennessee
   First Horizon Merchant Services, Inc.                           Indirect                 Tennessee
   First Horizon Money Center, Inc.*                               Indirect                 Tennessee
   First Horizon Strategic Alliances, Inc.                         Indirect                 Tennessee
   First Tennessee ABS, Inc.                                       Indirect                 Delaware
   First Tennessee Brokerage, Inc.                                 Indirect                 Tennessee
   First Tennessee Capital Assets Corporation                      Indirect                 Tennessee
   First Tennessee Commercial Loan Management, Inc.                Indirect                 Tennessee
   First Tennessee Equipment Finance Corporation                   Indirect                 Tennessee
   First Tennessee Housing Corporation                             Indirect                 Tennessee
         CC Community Development Holdings, Inc.                   Indirect                 Tennessee
   First Tennessee Merchant Equipment, Inc.*                       Indirect                 Tennessee
   FT Real Estate Information Mortgage Solutions Holdings, Inc.    Indirect                 Delaware
         FT Real Estate Information Mortgage Solutions, Inc.       Indirect                 Delaware
   FT Real Estate Securities Holding Company, Inc.                 Indirect                 Arkansas
         FT Real Estate Securities Company, Inc.                   Indirect                 Arkansas
   First Tennessee Securities Corporation                          Indirect                 Tennessee
   FT Insurance Corporation                                        Indirect                 Tennessee
   FT Mortgage Holding Corporation                                 Indirect                 Delaware
                 First Horizon Home Loan Corporation (2)           Indirect                 Kansas
                         First Tennessee Mortgage Services, Inc.   Indirect                 Tennessee
                         First Horizon Asset Securities, Inc.      Indirect                 Delaware
   FT Reinsurance Company                                          Indirect                 South Carolina
   Hickory Venture Capital Corporation                             Indirect                 Alabama



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
   JPO, Inc.                                                       Indirect                 Tennessee
   TSMM Corporation                                                Indirect                 Tennessee
FTB Futures Corporation*                                           Direct                   Tennessee
Hickory Capital Corporation                                        Direct                   Tennessee
Highland Capital Management Corp.                                  Direct                   Tennessee
Martin & Company, Inc.                                             Direct                   Tennessee
Mountain Financial Company*                                        Direct                   Tennessee
Norlen Life Insurance Company                                      Direct                   Arizona
Peoples and Union Bank                                             Direct                   Tennessee
Peoples Bank                                                       Direct                   Mississippi

   *Inactive.

(1) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon Equity Lending, First Horizon Money Center, First Securities Company in Mobile, First Tennessee Capital Markets, Garland Capital Management, Garland Trust, Gulf Pacific Mortgage.

(2) Divisions of this subsidiary do business in certain jurisdictions under the following names: Atlantic Coast Mortgage, Carl I. Brown Mortgage, CIB Mortgage, Customer One Mortgage, Elliott Ames, Emerald Mortgage, EquiBanc Mortgage Corporation, 1st Coastal Mortgage, First Tennessee Mortgage Company, Inc., FTB Mortgage Services, Keystone Mortgage, McGuire Mortgage, MNC Mortgage, Mortgage Resources, Patriot Financial Group, Premier Mortgage, Premier Mortgage Resources, Priority One, Mortgage Bankers, Select Mortgage Resources, Sunbelt National Mortgage.

(3) The following subsidiaries are not wholly-owned by their immediate parent:

                 FT Real Estate Securities Company, Inc. - FTNC
                         owns <1% of the common stock with the balance of the common stock owned by the subsidiary's immediate parent. Some preferred stock is not owned directly or indirectly by FTNC.

                 FT Real Estate Securities Holding Company, Inc. - FTNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

                 First Tennessee Mortgage Services, Inc. - FTNC owns <2% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

         In addition, FTNC has an investment in the following unconsolidated entity:

         First Tennessee Capital I, a Delaware business trust - 100% of the Trust's common securities owned by FTNC